Exhibit 99.1
Alimera Sciences Reports Record Fourth Quarter and 2018 Results
Fourth Quarter 2018 Highlights

•	Fourth quarter 2018 consolidated net revenue up 66%

•	International segment revenue increased 138% over the prior year period

•	Net Loss of $1.2 million vs. Net Loss of $7.2 million during 4Q17

•	Positive Adjusted EBITDA of $2.4 million vs. Adjusted EBITDA loss of $3.8 million during 4Q17

Year-End 2018 Highlights

•	Consolidated net revenue up 31% in 2018 vs. 2017

•	U.S. net revenue increased 24%; International segment increased 49%

ATLANTA, February 18, 2018 (GLOBE NEWSWIRE) -- Alimera Sciences, Inc. (Nasdaq: ALIM) (Alimera), a global pharmaceutical company that specializes in the commercialization and development of prescription ophthalmic pharmaceuticals, today announced financial results for the three and twelve month periods ended December 31, 2018. Alimera will host a conference call on February 19, 2019, at 9:00 a.m. ET to discuss these results.

“During 2018, we achieved substantial growth resulting in record revenues in the U.S. and our international segment. We also achieved our goal of positive adjusted EBITDA in Q4 2018,” said Rick Eiswirth, Alimera’s President and Chief Executive Officer. “We believe we have an opportunity for significant revenue growth in 2019 and intend to further enhance Alimera’s value.”

Fourth Quarter and Full Year 2018 Financial Results

Consolidated Net Revenue
Consolidated net revenue increased 66% to approximately $15.1 million for the three months ended December 31, 2018, compared to approximately $9.1 million for the three months ended December 31, 2017.

For 2018, consolidated net revenue increased 31% to approximately $47.0 million, compared to approximately $35.9 million in 2017.

U.S. Net Revenue
U.S. net revenue grew 37% to approximately $8.9 million for three months ended December 31, 2018, compared to U.S. net revenue of approximately $6.5 million for the three months ended December 31, 2017. The increase in U.S. net revenue was attributable to increased demand and purchases from Alimera’s distributors. End user demand, which represents units purchased by physicians and pharmacies from Alimera’s distributors, increased 14% to 1,019 units compared to 896 units during 2017.

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The discrepancy between GAAP revenue and end user demand is due to the timing of distributor purchases from Q4 2018 versus Q4 2017. During Q4 2017, Alimera’s distributors purchased approximately 11% fewer units than they sold to end users, decreasing their stock on hand during that quarter.  During Q4 2018, Alimera’s distributors purchased approximately 7% more units than they sold to end users, increasing their stock on hand during that quarter.

For 2018, U.S. net revenue increased 24% to $32.3 million compared to $26.1 million in 2017. The increase in U.S. net revenue was primarily the result of increased end user demand. End user demand, which represents units purchased by physicians and pharmacies from Alimera’s distributors, increased 16% to 3,802 units compared to 3,288 units during 2017.

The discrepancy between GAAP revenue and end user demand is due to the timing of distributor purchases from quarter to quarter. During 2017, Alimera’s distributors purchased approximately 4% fewer units than they sold to end users, decreasing their stock on hand during that year.  During 2018, Alimera’s distributors purchased approximately 3% more units than they sold to end users, increasing their stock on hand during that year.

International Net Revenue
Net revenues from Alimera’s international segment increased 138% to approximately $6.2 million for the three months ended December 31, 2018, compared to approximately $2.6 million for the three months ended December 31, 2017. The increase in international net revenue in the fourth quarter of 2018 was due in part to a shortage of Allergan’s Ozurdex®, a competing product, in certain European countries where ILUVIEN is marketed.

International net revenue increased 49% to approximately $14.6 million for 2018, compared to approximately $9.8 million in 2017. The growth of revenue in the international segment was the result of increased sales volume in the markets where Alimera sells direct, continued expansion into new markets through our distributors and the shortage of Ozurdex mentioned above.

Operating Expenses
Research, development and medical affairs expenses for the three months ended December 31, 2018 decreased by 6%, to approximately $2.9 million, compared to approximately $3.1 million for the three months ended December 31, 2017.

For 2018, research, development and medical affairs expenses totaled $11.3 million, down 12% compared to $12.8 million during 2017. The Company incurred a $2.9 million non-cash charge for the additional rights to uveitis acquired from EyePoint Pharmaceuticals, Inc. during 2017, which did not recur in 2018. This decrease was offset by increased costs associated with ongoing clinical studies.

General and administrative expenses for the three months ended December 31, 2018 increased 18% to approximately $4.0 million, compared to approximately $3.4 million for the three months ended December 31, 2017. The increase was primarily attributable to approximately $600,000 for one-time non-cash accrued severance expenses due to the transition of our previous chief executive officer to a consulting role.

For 2018, general and administrative expenses increased 12% to approximately $14.5 million compared to $13.0 million during 2017.

Sales and marketing expenses during the fourth quarter of 2018 were approximately $6.1 million, down 8% compared to $6.6 million reported for the three months ended December 31, 2017. For 2018, sales and marketing expenses totaled approximately $23.5 million, a 1% increase compared to $23.2 million during 2017.

Total operating expenses were approximately $13.7 million for the three months ended December 31, 2018, compared to approximately $13.8 million for the three months ended December 31, 2017. Total operating expenses for 2018 increased 6% to approximately $52.0 million compared to approximately $48.9 million during the prior year.

Net Loss
Net loss for the three months ended December 31, 2018 was approximately $1.2 million, compared to a net loss of approximately $7.2 million for the three months ended December 31, 2017. For 2018, net loss totaled approximately $16.4 million compared to net loss of approximately $22.0 million in 2017.

Net loss for 2018 was impacted by one-time charges of approximately $1.8 million for the loss on early extinguishment of debt and approximately $600,000 for one-time non-cash accrued severance expenses due to the transition of our previous chief executive officer to a consulting role.

GAAP basic and diluted net loss per common share for the three months ended December 31, 2018 was approximately $0.02 on 70,065,682 weighted average common shares outstanding, compared to basic and diluted net loss per common share of $0.10 on 69,133,011 weighted average common shares outstanding during the three months ended December 31, 2017.

Basic net income per common share for 2018 was $0.25 on 88,002,208 total weighted average common and participating shares outstanding, compared to basic net loss per share of $0.33 on 66,993,649 weighted average common shares outstanding during 2017. Diluted net income per common share for 2018 was also $0.25 but on 88,737,788 total weighted average common and participating shares outstanding, compared to diluted net loss per share of $0.33 on 66,993,649 weighted average common shares outstanding during 2017. Net income for 2018 was attributable to the gain on the extinguishment of Alimera’s Series B Convertible Preferred Stock resulting from its exchange in September 2018 for new Series C Convertible Preferred Stock which contributed $0.48 per share.

Adjusted EBITDA

“Adjusted EBITDA,” a non-GAAP financial measure defined below, was approximately $2.4 million for the three months ended December 31, 2018, compared to an Adjusted EBITDA loss of approximately $3.8 million for the three months ended December 31, 2017. For 2018, Adjusted EBITDA was a loss of approximately $2.0 million compared to an Adjusted EBITDA loss of $8.8 million during 2017.

Cash and Cash Equivalents
As of December 31, 2018, Alimera had cash and cash equivalents of approximately $13.0 million, compared to $12.6 million at September 30, 2018 and $24.1 million at December 31, 2017.

Definitions of Non-GAAP Financial Measure
For purposes of this press release, “Adjusted EBITDA” is earnings before interest, taxes, depreciation, amortization, stock-based compensation expenses, net unrealized gains and losses from foreign currency exchange transactions, gains and losses from the change in the fair value of derivative warrant liability, losses on extinguishment of debt and certain one-time non-cash accrued severance expenses. Alimera provides this non-GAAP financial information because it believes this information can enhance an overall understanding of its financial performance when considered together with GAAP figures. Refer to the sections of this press release entitled “Non-GAAP Financial Measure” and “Reconciliation of GAAP Net Loss to Non-GAAP Adjusted EBITDA.”

Conference Call to be Held February 19, 2019
A conference call will be hosted by Rick Eiswirth, President and Chief Executive Officer, and Phil Jones, Chief Financial Officer, to discuss the results. The call will be held at 9:00 a.m. ET on February 19, 2019. Please refer to the information below for conference call dial-in information and webcast registration.

Conference date: Tuesday February 19, 2019, 9:00AM ET
Conference dial-in: 877-269-7756
International dial-in: 201-689-7817
Conference Call Name: Alimera Sciences (Nasdaq: ALIM) Fourth Quarter and Full Year 2018 Results Call
Webcast Registration: Click Here

Following the live call, a replay will be available on Alimera’s website, www.alimerasciences.com, under “Investor Relations.”

About Alimera Sciences
Alimera, founded in 2003, is a pharmaceutical company that specializes in the commercialization and development of prescription ophthalmic pharmaceuticals. Alimera’s focus is on diseases affecting the back of the eye, or retina, because these diseases are not well treated with current therapies and affect millions of people in aging populations. For more information, please visit www.alimerasciences.com.

Non-GAAP Financial Measure

This press release contains a discussion of a non-GAAP financial measure, as defined in Regulation G promulgated under the Securities Exchange Act of 1934, as amended. Alimera reports its financial results in compliance with GAAP but believes that the non-GAAP measure of Adjusted EBITDA provides useful information to investors regarding Alimera’s operating performance. Alimera uses Adjusted EBITDA in the management of its business. Accordingly, Adjusted EBITDA for the three months and year ended December 31, 2018 has been presented in certain instances excluding items identified in the reconciliations provided in the table entitled “Reconciliation of GAAP Net Loss to non-GAAP Adjusted EBITDA.” GAAP Net Loss is the most directly comparable GAAP financial measure to Adjusted EBITDA.

Adjusted EBITDA, as presented, may not be comparable to similarly titled measures reported by other companies because not all companies may calculate Adjusted EBITDA in an identical manner. Therefore, Adjusted EBITDA is not necessarily an accurate measure of comparison between companies.

The presentation of Adjusted EBITDA is not intended to be considered in isolation or as a substitute for guidance prepared in accordance with GAAP. The principal limitation of this non-GAAP financial measure is that it excludes significant elements required by GAAP to be recorded in Alimera’s financial statements. In addition, Adjusted EBITDA is subject to inherent limitations as it reflects the exercise of judgments by management in determining this non-GAAP financial measure. To compensate for these limitations, Alimera presents Adjusted EBITDA along with GAAP Net Loss, the most directly comparable GAAP financial measure.

Forward Looking Statements
This press release contains “forward-looking statements,” within the meaning of the Private Securities Litigation Reform Act of 1995, including Alimera’s belief that it has an opportunity for significant revenue growth in 2019 and its intention to further enhance Alimera’s value.  Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and that could cause actual results to differ materially from those projected in its forward-looking statements.  Meaningful factors which could cause actual results to differ include, but are not limited to, (a) a slowdown or reduction in Alimera’s sales in 2019 due to a reduction in end user demand, unanticipated competition, regulatory issues, or other unexpected circumstances (b) other factors discussed in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Alimera’s Annual Report on Form 10-K for the year ended December 31, 2017 and Alimera’s Quarterly Reports on Form 10-Q for the first three quarters of 2018, which are on file with the Securities and Exchange Commission (SEC) and available on the SEC’s website at http://www.sec.gov.  Additional factors will also be described in those sections of Alimera’s Annual Report on Form 10-K for the year ended December 31, 2018, to be filed with the SEC soon.

Besides the risks described above and in Alimera’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the SEC, other unknown or unpredictable factors could affect Alimera’s results.  There can be no assurance that the actual results or developments anticipated by Alimera will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Alimera.  Therefore, no assurance can be given that the outcomes stated in such forward-looking statements and estimates will be achieved.  All forward-looking statements contained in this press release are expressly qualified by the cautionary statements contained or referred to in this section.  Alimera cautions investors not to rely too heavily on the forward-looking statements Alimera makes or that are made on its behalf.  These forward-looking statements speak only as of the date of this press release (unless another date is indicated).  Alimera undertakes no obligation, and specifically declines any obligation, to publicly update or revise any such forward-looking statements, whether as a result of new information, future events or otherwise.

Contact
For press inquiries
Katie Brazel for Alimera Sciences
404-317-8361
kbrazel@bellsouth.net

For investor inquiries
Rich Cockrell
CG Capital for Alimera Sciences
877-889-1972
investorrelations@cg.capital
www.cg.capital

ALIMERA SCIENCES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31, 2018	December 31, 2017
CURRENT ASSETS
Cash and cash equivalents	$13,043	$24,067
Restricted cash	32	34
Accounts receivable, net	17,259	11,435
Prepaid expenses and other current assets	2,109	2,278
Inventory, net	2,405	1,508
Total current assets	34,848	39,322
NON-CURRENT ASSETS:
Property and equipment, net	1,355	1,410
Intangible asset, net	16,723	18,664
Deferred tax asset, net	1,182	528
TOTAL ASSETS	$54,108	$59,924

CURRENT LIABILITIES
Accounts payable	$6,355	$5,905
Accrued expenses	3,643	3,582
Capital lease obligations	236	184
Total current liabilities	10,234	9,671
NON-CURRENT LIABILITIES
Notes payable, net of discount - less current portion	37,873	34,365
Capital lease obligations - less current portion	305	203
Other long-term liabilities	2,974	766
STOCKHOLDERS' EQUITY
Preferred stock - Series A	19,227	19,227
Preferred stock - Series B	—	49,568
Preferred stock - Series C	11,117	—
Common stock	701	691
Additional paid-in capital	346,108	341,622
Common stock warrants	3,707	3,707
Accumulated deficit	(377,127)	(399,075)
Accumulated other comprehensive loss	(1,011)	(821)
TOTAL STOCKHOLDERS' EQUITY	2,722	14,919
TOTAL LIABILITIES AND STOCKHOLDERS EQUITY	$54,108	$59,924

ALIMERA SCIENCES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2018 AND 2017
(in thousands, except share and per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
	(Unaudited)
NET REVENUE	$15,114	$9,142	$46,970	$35,912
COST OF GOODS SOLD, EXCLUDING DEPRECIATION AND AMORTIZATION	(1,325)	(1,043)	(4,679)	(3,438)
GROSS PROFIT	13,789	8,099	42,291	32,474

RESEARCH, DEVELOPMENT AND MEDICAL AFFAIRS EXPENSES	2,876	3,076	11,274	12,844
GENERAL AND ADMINISTRATIVE EXPENSES	3,995	3,443	14,525	13,039
SALES AND MARKETING EXPENSES	6,142	6,646	23,517	23,210
DEPRECIATION AND AMORTIZATION	704	672	2,645	2,684
RECOVERABLE COLLABORATION COSTS	—	—	—	(2,851)
OPERATING EXPENSES	13,717	13,837	51,961	48,926
NET INCOME (LOSS) FROM OPERATIONS	72	(5,738)	(9,670)	(16,452)

INTEREST EXPENSE AND OTHER	(1,236)	(1,427)	(4,776)	(5,579)
UNREALIZED FOREIGN CURRENCY (LOSS) GAIN, NET	(83)	11	(65)	5
CHANGE IN FAIR VALUE OF DERIVATIVE WARRANT LIABILITY	—	—	—	188
LOSS ON EARLY EXTINGUISHMENT OF DEBT	—	—	(1,766)	—
NET LOSS BEFORE TAXES	(1,247)	(7,154)	(16,277)	(21,838)
PROVISION FOR TAXES	(2)	(70)	(106)	(163)
NET LOSS	(1,249)	(7,224)	(16,383)	(22,001)
GAIN ON EXTINGUISHMENT OF PREFERRED STOCK	—	—	38,330	—
NET (LOSS) INCOME AVAILABLE TO COMMON STOCKHOLDERS	$(1,249)	$(7,224)	$21,947	$(22,001)
NET (LOSS) INCOME PER COMMON SHARE — Basic	$(0.02)	$(0.10)	$0.25	$(0.33)
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING — Basic	70,065,682	69,133,011	70,002,901	66,993,649
NET (LOSS) INCOME PER COMMON SHARE — Diluted	$(0.02)	$(0.10)	$0.25	$(0.33)
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING — Diluted	70,065,682	69,133,011	70,738,481	66,993,649

RECONCILIATION OF GAAP NET LOSS TO NON-GAAP ADJUSTED EBITDA
(in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
	(Unaudited)
GAAP NET LOSS	$(1,249)	$(7,224)	$(16,383)	$(22,001)
Adjustments to net loss:
Interest expense and other	1,236	1,427	4,776	5,579
Provision for taxes	2	70	106	163
Depreciation and amortization	704	672	2,645	2,684
Stock-based compensation expenses	1,021	1,279	4,411	4,981
Unrealized foreign currency exchange loss (gain)	83	(11)	65	(5)
One-time non-cash accrued severance expenses	617	—	617	—
Change in the fair value of derivative warrant liability	—	—	—	(188)
Loss on early extinguishment of debt	—	—	1,766	—
NON-GAAP ADJUSTED EBITDA	$2,414	$(3,787)	$(1,997)	$(8,787)

ALIMERA SCIENCES, INC.
CONSOLIDATING STATEMENTS OF OPERATIONS
FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2018 AND 2017
(in thousands)

	Three Months Ended December 31, 2018				Three Months Ended December 31, 2017
	U.S.	International	Other	Consolidated	U.S.	International	Other	Consolidated
	(Unaudited)
NET REVENUE	$8,869	$6,245	$—	$15,114	$6,502	$2,640	$—	$9,142
COST OF GOODS SOLD, EXCLUDING DEPRECIATION AND AMORTIZATION	(791)	(534)	—	(1,325)	(811)	(232)	—	(1,043)
GROSS PROFIT	8,078	5,711	—	13,789	5,691	2,408	—	8,099

RESEARCH, DEVELOPMENT AND MEDICAL AFFAIRS EXPENSES	1,531	1,139	206	2,876	1,765	1,072	239	3,076
GENERAL AND ADMINISTRATIVE EXPENSES	1,937	843	1,215	3,995	2,169	538	736	3,443
SALES AND MARKETING EXPENSES	4,142	1,783	217	6,142	4,881	1,462	303	6,646
DEPRECIATION AND AMORTIZATION	—	—	704	704	—	—	672	672
OPERATING EXPENSES	7,610	3,765	2,342	13,717	8,815	3,072	1,950	13,837
SEGMENT INCOME (LOSS) FROM OPERATIONS	468	1,946	(2,342)	72	(3,124)	(664)	(1,950)	(5,738)
OTHER INCOME AND EXPENSES, NET	—	—	(1,319)	(1,319)	—	—	(1,416)	(1,416)
NET LOSS BEFORE TAXES				$(1,247)				$(7,154)

	Twelve Months Ended December 31, 2018				Twelve Months Ended December 31, 2017
	U.S.	International	Other	Consolidated	U.S.	International	Other	Consolidated

NET REVENUE	$32,337	$14,633	$—	$46,970	$26,146	$9,766	$—	$35,912
COST OF GOODS SOLD, EXCLUDING DEPRECIATION AND AMORTIZATION	(3,246)	(1,433)	—	(4,679)	(2,482)	(956)	—	(3,438)
GROSS PROFIT	29,091	13,200	—	42,291	23,664	8,810	—	32,474

RESEARCH, DEVELOPMENT AND MEDICAL AFFAIRS EXPENSES	6,457	3,946	871	11,274	5,780	3,314	3,750	12,844
GENERAL AND ADMINISTRATIVE EXPENSES	8,147	3,259	3,119	14,525	7,580	2,605	2,854	13,039
SALES AND MARKETING EXPENSES	16,569	5,910	1,038	23,517	16,588	5,394	1,228	23,210
DEPRECIATION AND AMORTIZATION	—	—	2,645	2,645	—	—	2,684	2,684
RECOVERABLE COLLABORATION COSTS	—	—	—	—	—	—	(2,851)	(2,851)
OPERATING EXPENSES	31,173	13,115	7,673	51,961	29,948	11,313	7,665	48,926
SEGMENT (LOSS) INCOME FROM OPERATIONS	(2,082)	85	(7,673)	(9,670)	(6,284)	(2,503)	(7,665)	(16,452)
OTHER INCOME AND EXPENSES, NET	—	—	(6,607)	(6,607)	—	—	(5,386)	(5,386)
NET LOSS BEFORE TAXES				$(16,277)				$(21,838)